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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2003 in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-104338) and related Prospectus of Chicago Mercantile Exchange Holdings Inc. for the registration of shares of its common stock.

        We also consent to the incorporation by reference therein of our report dated January 28, 2003, with respect to the consolidated financial statements of Chicago Mercantile Exchange Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP ERNST & YOUNG LLP
Chicago, Illinois June 9, 2003

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  Exhibit 23.1
Consent of Independent Auditors